Exhibit 99.1

NEWS RELEASE

Visteon Announces Third Quarter 2026 Financial Results

VAN BUREN TOWNSHIP, Mich., October 22, 2026 — Visteon Corporation (NASDAQ: VC) today reported third quarter financial results. Highlights include:

•Sales of $970 million with Growth-over-Market of 10%1
•Net income attributable to Visteon of $5 million
•Adjusted EBITDA of $46 million, including $77 million of exceptional warranty charges
•Operating cash flow of $81 million and adjusted free cash flow of $(4) million for the first nine months
•Strong balance sheet with net cash of $136 million at quarter end
•21 new product launches including the industry-first SmartCore(TM) High Performance Compute (HPC) system with Chery
•New business wins of $0.9 billion driven by ongoing momentum in displays
•Completed $200 million accelerated share repurchase program and paid $9 million quarterly dividend

Third Quarter Results

Visteon reported net sales of $970 million, compared to $917 million in the prior year, an increase of 6% year-over-year. Despite customer vehicle production declining by 5%, the Company delivered 10% growth-over-market1, driven by strong launch execution and robust customer demand.

Net income attributable to Visteon was $5 million or $0.19 per diluted share. Gross margin in the third quarter was $47 million and includes $77 million of exceptional warranty charges. Adjusted EBITDA, a non-GAAP measure defined below, was $46 million, reflecting underlying continued operational execution in a challenging supply chain environment.

For the nine months ended September 30, 2026, cash from operations was $81 million, capital expenditures were $103 million, and adjusted free cash flow, a non-GAAP measure defined below, was an outflow of $4 million. The Company ended the quarter with cash of $466 million and debt of $330 million. The Company's strong balance sheet, with a net cash position of $136 million, provides flexibility to continue investing in the business while returning capital to shareholders.

Visteon secured $0.9 billion in new business during the third quarter, reflecting continued momentum across display products and in India, a key growth market. Highlights included two driver display awards with a luxury Japanese OEM brand for vehicles in Japan and China, a center display for multiple vehicles with a high-volume Indian OEM, a display and infotainment system for multiple vehicle models with another Indian OEM, and a center display for the commercial vehicle market in Europe with a North American OEM. The quarter also included a number of strategic awards with North American OEMs and for the Asian two-wheeler market.

1 Visteon y/y sales growth (ex. FX and net pricing) compared to production for Visteon customers weighted on Visteon sales contribution.

Visteon launched 21 new products during the third quarter across 14 customers. Most notably, the Company launched the industry-first High-Performance Compute system, with integrated AI capabilities, for the Chery Freelander 8 in the Chinese market. Other highlights included a follow-on launch of our fast-growing Audi Panorama program on the Audi A2 and A3, a cockpit domain controller for the BMW i3 in Europe, a two-wheeler digital cluster for the Royal Enfield Interceptor in India, and a driver display for the all-new Lexus TZ. These launches demonstrate demand for our next-generation products while providing the foundation for future sales performance.

“Our third quarter results highlight continued progress toward sustainable sales growth while delivering strong profitability in a challenging supply chain environment,” said President and CEO Sachin Lawande. “Our HPC launch with Chery was a significant milestone for Visteon, demonstrating our ongoing position as a key supplier to support the transition to software and AI-defined vehicles.”

Accelerated Share Repurchase Program

In the third quarter, the Company announced and completed a $200 million accelerated share repurchase ("ASR"), delivering on the Company's commitment to returning capital to shareholders while maintaining the flexibility to invest in future growth in a dynamic environment.

Revised Guidance

Based on year-to-date performance and our outlook for the fourth quarter, Visteon is raising its full-year 2026 sales guidance range to $3.80 – $3.85 billion, while lowering its full-year adjusted EBITDA range to $370 – $410 million, and its adjusted free cash flow range to $90 – $130 million. The adjusted EBITDA range reflects the impact of $77 million of exceptional warranty charges incurred in the quarter as well as cost pressures, while the adjusted free cash flow range takes into account year-to-date inventory build.

About Visteon

Visteon (NASDAQ: VC) is advancing mobility through innovative technology solutions that enable a software-defined future. The Company's state-of-the-art product portfolio merges digital cockpit innovations, advanced displays, AI-enhanced software solutions, and integrated EV architecture solutions. With expertise spanning passenger vehicles, commercial transportation, and two-wheelers, Visteon partners with global OEMs to create safer, cleaner, and more connected journeys. Headquartered in Van Buren Township, Michigan, Visteon operates in 17 countries, with a global network of innovation centers and manufacturing facilities. For more information, visit visteon.com.

Conference Call and Presentation
Today, Thursday, October 22, at 9 a.m. ET, the Company will host a conference call for the investment community to discuss the quarter’s results and other related items. The conference call is available to the general public via a live audio webcast.

The dial-in numbers to participate in the call are:

U.S./Canada: 1-833-461-5787
Outside U.S./Canada: 1-585-542-9983
Conference ID: 257149910

(Call approximately 10 minutes before the start of the conference.)

The conference call and live audio webcast, related presentation materials and other supplemental information will be accessible in the Investors section of Visteon’s website.

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Use of Non-GAAP Financial Information
Because not all companies use identical calculations, adjusted EBITDA, adjusted net income, adjusted EPS, free cash flow and adjusted free cash flow used throughout this press release may not be comparable to other similarly titled measures of other companies.

Forward-looking Information
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "will," "may," "designed to," "outlook," "believes," "should," "anticipates," "plans," "expects," "intends," "estimates," "forecasts" and similar expressions identify certain of these forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including, but not limited to:
•uncertainties in U.S. or foreign policy regarding trade agreements, tariffs or other international trade policies and any response to such actions by foreign countries;
•continued and future impacts of the geopolitical conflicts and related supply chain disruptions, including but not limited to the conflicts in the Middle East, Russia and East Asia and the possible imposition of sanctions;
•significant and prolonged shortages of, or unrecoverable price increases in, critical components, including but not limited to semiconductors such as DRAM, particularly where such components are sourced from sole or primary suppliers;
•failure of the Company’s joint venture partners to comply with contractual obligations or to exert influence or pressure in China;
•conditions within the automotive industry, including (i) the automotive vehicle production volumes and schedules of our customers, (ii) the financial condition of our customers and the effects of any restructuring or reorganization plans that may be undertaken by our customers, including work stoppages at our customers, and (iii) possible disruptions in the supply of commodities to us or our customers due to financial distress, work stoppages, natural disasters or civil unrest;
•our ability to satisfy future capital and liquidity requirements; including our ability to access the credit and capital markets at the times and in the amounts needed and on terms acceptable to us; our ability to comply with financial and other covenants in our credit agreements; and the continuation of acceptable supplier payment terms;
•our ability to access funds generated by foreign subsidiaries and joint ventures on a timely and cost-effective basis;
•our ability to grow our business with Chinese domestic OEMs and to compete with Chinese domestic suppliers as they expand their market-share outside of China;
•general economic conditions, currency exchange rates, interest rates, changes in foreign laws, regulations or trade policies, including export controls of certain parts or materials or political stability in foreign countries where Visteon procures materials, components, or supplies or where its products are manufactured, distributed, or sold;
•disruptions in information technology systems including, but not limited to, system failure, cyber-attack, malicious computer software (malware including ransomware), unauthorized physical or electronic access, or other natural or man-made incidents or disasters;
•increases in raw material and energy costs and our ability to offset or recover these costs; increases in our warranty, product liability and recall costs or the outcome of legal or regulatory proceedings to which we are or may become a party;
•changes in laws, regulations, policies or other activities of governments, agencies and similar organizations, domestic and foreign, that may tax or otherwise increase the cost of, prohibit, or otherwise affect, the manufacture, licensing, distribution, sale, ownership or use of Visteon's or its suppliers' products or assets; and
•those factors identified in our filings with the SEC (including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as updated by our subsequent filings with the Securities and Exchange Commission).
Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date of this release, and which we assume no obligation to update. The financial results presented herein are preliminary and unaudited; final financial results will be included in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2026. New business wins and re-wins do not represent firm orders or firm commitments from customers, but are based on various assumptions, including the timing and duration of product launches, vehicle production levels, customer price reductions and currency exchange rates.

Follow Visteon:
Visteon Contacts:

Media:
Media@Visteon.com
Investors:
Investor@visteon.com

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(In millions except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025

Net sales	$970	$917	$2,884	$2,820
Cost of sales	(923)	(786)	(2,606)	(2,410)
Gross margin	47	131	278	410
Selling, general and administrative expenses	(46)	(53)	(146)	(148)
Restructuring, net	—	(3)	(17)	(4)
Interest income, net	(1)	3	4	6
Equity in net income (loss) of non-consolidated affiliates	4	1	8	5
Other income (expense), net	3	2	5	4
Income (loss) before income taxes	7	81	132	273
Provision for income taxes	(1)	(90)	(43)	(138)
Net income (loss)	6	(9)	89	135
Less: Net (income) loss attributable to non-controlling interests	(1)	(2)	(4)	(8)
Net income (loss) attributable to Visteon Corporation	$5	$(11)	$85	$127

Comprehensive income (loss)	$6	$(8)	$85	$193
Less: Comprehensive (income) loss attributable to non-controlling interests	(6)	(3)	(8)	(15)
Comprehensive income (loss) attributable to Visteon Corporation	$—	$(11)	$77	$178

Basic earnings (loss) per share attributable to Visteon Corporation	$0.20	$(0.40)	$3.24	$4.67

Diluted earnings (loss) per share attributable to Visteon Corporation	$0.19	$(0.40)	$3.17	$4.60

Average shares outstanding (in millions)
Basic	25.4	27.3	26.2	27.2
Diluted	26.0	27.3	26.8	27.6

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions)

	(Unaudited)
	September 30,	December 31,
	2026	2025
ASSETS
Cash and equivalents	$464	$771
Restricted cash	2	2
Accounts receivable, net	696	613
Inventories, net	359	269
Other current assets	174	130
Total current assets	1,695	1,785

Property and equipment, net	557	524
Intangible assets, net	239	222
Right-of-use assets	124	126
Investments in non-consolidated affiliates	29	29
Deferred tax assets	519	511
Other non-current assets	238	189
Total assets	$3,401	$3,386

LIABILITIES AND EQUITY
Short-term debt	$23	$18
Accounts payable	640	540
Accrued employee liabilities	91	122
Current lease liability	23	21
Other current liabilities	279	291
Total current liabilities	1,056	992

Long-term debt, net	307	283
Employee benefits	76	88
Non-current lease liability	106	109
Deferred tax liabilities	51	51
Other non-current liabilities	308	212

Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	1,409	1,398
Retained earnings	2,893	2,838
Accumulated other comprehensive loss	(248)	(240)
Treasury stock	(2,642)	(2,429)
Total Visteon Corporation stockholders’ equity	1,413	1,568
Non-controlling interests	84	83
Total equity	1,497	1,651
Total liabilities and equity	$3,401	$3,386

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
OPERATING
Net income (loss)	$6	$(9)	$89	$135
Adjustments to reconcile net income (loss) to net cash provided from (used by) operating activities:
Depreciation and amortization	31	28	89	80
Non-cash stock-based compensation	11	11	35	34
Equity in net loss (income) of non-consolidated affiliates, net of dividends remitted	(4)	(1)	(8)	(5)
Tax valuation allowance expense (benefit)	—	69	—	61
Other non-cash items	1	1	2	(3)
Changes in assets and liabilities:
Accounts receivable	(33)	46	(91)	43
Inventories	(31)	(17)	(94)	(13)
Accounts payable	—	(34)	86	6
Other assets and other liabilities	57	33	(27)	(46)
Net cash provided from operating activities	38	127	81	292
INVESTING
Capital expenditures, including intangibles	(42)	(22)	(103)	(88)
Acquisition of business, net of cash acquired	—	—	(20)	(50)
Net investment hedge transactions	1	1	(11)	3
Other	—	—	—	(1)
Net cash used by investing activities	(41)	(21)	(134)	(136)
FINANCING
Borrowing on debt	—	—	2	—
Principal repayment of term debt facility	(3)	(4)	(7)	(13)
Borrowings from revolving credit facility	179	—	179	—
Repayment of revolving credit facility	(153)	—	(153)	—
Other short-term debt, net	8	—	8	—
Dividend to shareholders	(9)	(8)	(29)	(8)
Dividends to non-controlling interests	—	(2)	(9)	(20)
Repurchase of common stock	(200)	—	(236)	(7)
Stock-based compensation tax withholding payments	—	—	(9)	(7)
Proceeds from the exercise of stock options	—	—	8	3
Contingent consideration payments	(6)	—	(13)	—
Other	—	—	(2)	—
Net cash used by financing activities	(184)	(14)	(261)	(52)
Effect of exchange rate changes on cash	3	2	7	35
Net increase (decrease) in cash, equivalents, and restricted cash	(184)	94	(307)	139
Cash, equivalents, and restricted cash at beginning of the period	650	671	773	626
Cash, equivalents, and restricted cash at end of the period	$466	$765	$466	$765

VISTEON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions except per share amounts)
(Unaudited)

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company's performance that management believes is useful to investors because the excluded items may vary significantly in timing or amounts and/or may obscure trends useful in evaluating and comparing the Company's operating activities across reporting periods. The Company defines adjusted EBITDA as net income attributable to the Company adjusted to eliminate the impact of depreciation and amortization, net restructuring, provision for (benefit from) income taxes, non-cash, stock-based compensation expense, net interest (income) expense, net income (loss) attributable to non-controlling interests, equity in net (income) loss of non-consolidated affiliates, and other gains and losses not reflective of the Company's ongoing operations. Because not all companies use identical calculations, this presentation of adjusted EBITDA may not be comparable to similarly titled measures of other companies.

	Three Months Ended		Nine Months Ended		Estimated
	September 30,		September 30,		Full Year
Visteon:	2026	2025	2026	2025	2026
Net income (loss) attributable to Visteon Corporation*	$5	$(11)	$85	$127	$140
Depreciation and amortization	31	28	89	80	120
Restructuring, net	—	3	17	4	20
Provision for (benefit from) income taxes*	1	90	43	138	65
Non-cash, stock-based compensation expense	11	11	35	34	50
Interest (income) expense, net	1	(3)	(4)	(6)	(5)
Net income (loss) attributable to non-controlling interests	1	2	4	8	5
Equity in net loss (income) of non-consolidated affiliates	(4)	(1)	(8)	(5)	(10)
Other, net	—	—	5	2	5
Adjusted EBITDA	$46	$119	$266	$382	$390 [2]
*Amounts shown reflect the change in accounting principle related to the method for assessing the realizability of U.S. deferred tax assets described in the Company's 2025 Form 10-K.

Adjusted EBITDA is not a recognized term under U.S. GAAP and does not purport to be a substitute for net income as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool and is not intended to be a measure of cash flow available for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. In addition, the Company uses adjusted EBITDA (i) as a factor in incentive compensation decisions, (ii) to evaluate the effectiveness of the Company's business strategies, and (iii) because the Company's credit agreements use similar measures for compliance with certain covenants.

2 Based on mid-point of the range of the Company's financial guidance

VISTEON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions except per share amounts)
(Unaudited)

Free Cash Flow and Adjusted Free Cash Flow: Free cash flow and adjusted free cash flow are presented as supplemental measures of the Company's liquidity that management believes are useful to investors in analyzing the Company's ability to service and repay its debt. The Company defines free cash flow as cash flow provided from operating activities less capital expenditures, including intangibles. The Company defines adjusted free cash flow as cash flow provided from operating activities less capital expenditures, including intangibles as further adjusted for restructuring related payments. Because not all companies use identical calculations, this presentation of free cash flow and adjusted free cash flow may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Nine Months Ended		Estimated
	September 30,		September 30,		Full Year
Visteon:	2026	2025	2026	2025	2026
Cash provided from operating activities	$38	$127	$81	$292	$240
Capital expenditures, including intangibles	(42)	(22)	(103)	(88)	(150)
Free cash flow	$(4)	$105	$(22)	$204	$90
Restructuring related payments	3	5	18	11	20
Adjusted free cash flow	$(1)	$110	$(4)	$215	$110 [3]

Free cash flow and adjusted free cash flow are not recognized terms under U.S. GAAP and do not purport to be a substitute for cash flows from operating activities as a measure of liquidity. Free cash flow and adjusted free cash flow have limitations as analytical tools as they do not reflect cash used to service debt and do not reflect funds available for investment or other discretionary uses. In addition, the Company uses free cash flow and adjusted free cash flow (i) as factors in incentive compensation decisions and (ii) for planning and forecasting future periods.

3 Based on mid-point of the range of the Company's financial guidance

VISTEON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions except per share amounts)
(Unaudited)

Adjusted Net Income and Adjusted Earnings Per Share: Adjusted net income and adjusted earnings per share are presented as supplemental measures that management believes are useful to investors in analyzing the Company's profitability, providing comparability between periods by excluding certain items that may not be indicative of recurring business operating results. The Company believes management and investors benefit from referring to these supplemental measures in assessing company performance and when planning, forecasting and analyzing future periods. The Company defines adjusted net income as net income attributable to Visteon adjusted to eliminate the impact of net restructuring, other gains and losses not reflective of the Company's ongoing operations and related tax effects. The Company defines adjusted earnings per share as adjusted net income divided by diluted shares. Because not all companies use identical calculations, this presentation of adjusted net income and adjusted earnings per share may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net income (loss) attributable to Visteon*	$5	$(11)	$85	$127

Diluted earnings (loss) per share:
Net income (loss) attributable to Visteon*	$5	$(11)	$85	$127
Average shares outstanding, diluted	26.0	27.3	26.8	27.6
Diluted earnings (loss) per share	$0.19	$(0.40)	$3.17	$4.60

Adjusted net income (loss) and adjusted earnings (loss) per share:
Net income (loss) attributable to Visteon*	$5	$(11)	$85	$127
Restructuring, net	—	3	17	4
Other	—	—	5	2
Tax impacts of adjustments	—	—	(5)	(1)
Adjusted net income (loss)	$5	$(8)	$102	$132
Average shares outstanding, diluted	26.0	27.3	26.8	27.6
Adjusted earnings (loss) per share	$0.19	$(0.29)	$3.81	$4.78
*Amounts shown reflect the change in accounting principle related to the method for assessing the realizability of U.S. deferred tax assets described in the Company's 2025 Form 10-K.

Adjusted net income and adjusted earnings per share are not recognized terms under U.S. GAAP and do not purport to be a substitute for profitability. Adjusted net income and adjusted earnings per share have limitations as analytical tools as they do not consider certain restructuring and transaction-related payments and/or expenses. In addition, the Company uses adjusted net income and adjusted earnings per share for internal planning and forecasting purposes.